Exhibit 99.1

Corporate Profile

Apple REIT Seven, Inc. is a real estate investment trust focused on the ownership of income-producing real estate. Our focus is to acquire high-quality properties that generate attractive returns for our shareholders. At May 22, 2006, our portfolio consisted of two hotels containing 330 guestrooms.

Corporate Headquarters

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 fax

Investor Information

Kelly Clarke

Director, Corporate Communications kclarke@applereit.com

May 22, 2006

Dear Shareholder:

Welcome to Apple REIT Seven, Inc. We greatly appreciate your investment and look forward to our future together in the real estate industry. With a focus on lodging and other income-producing real estate, I firmly believe that Apple REIT Seven is entering the marketplace at an opportune time. For example, researchers and industry analysts agree that consumer demand for hotel rooms is currently surpassing the supply, positively impacting revenue per available room. I am very optimistic about the opportunities for growth – both in our portfolio of real estate and shareholder value – that lie ahead.

As a real estate investment trust, our focus is to acquire high quality real estate in strong and growing markets that will provide you with the highest possible return on your investment. In keeping with this strategy, we plan to align ourselves with some of the nation’s leading hotel chains that are part of the successful Marriott® and Hilton® families of brands. I am pleased to announce that we kicked off the acquisition phase of the Apple REIT Seven program with the purchase of a new 130-suite Residence Inn® by Marriott® in the growing Houston, Texas market. That acquisition was soon followed by the purchase of a 200-room Hilton Garden Inn® in Rancho Bernardo, California, near the thriving San Diego market and strategically located within minutes of several Fortune 500 corporate offices. With numerous acquisitions on the horizon, we plan to build a well-performing portfolio of real estate in a timely manner.

The first investor closing of our offering of equity capital occurred in March of this year. By the end of April, the Company had raised a total of $91.3 million in gross proceeds towards our goal of $1 billion. In April, we issued our first monthly dividend payment to our shareholders, representing an eight percent annual return on an $11 share price. Future dividend payments are scheduled on or about the fifteenth day of each month.

I look forward to growing this Company with you and will share our progress in future quarterly and annual shareholder reports. Again, thank you for joining our team. We are committed to maximizing the value of your investment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

The trademarks contained herein are registered trademarks. Marriott® and Residence Inn® by Marriott® are registered trademarks of Marriott International, Inc. Hilton® and Hilton Garden Inn® are registered trademarks of Hilton Hotels Corporation.

This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth; and the ability to repay or refinance debt as it becomes due. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this letter will prove to be accurate. In addition, the timing and level of distributions to shareholders are within the discretion of the company’s board of directors. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.